           [****Omitted and Filed Separately With the Commission Pursuant to a Request for Confidential Treatment.]


                                                                    Exhibit 10.1

                               VLU PRODUCTION AGREEMENT

This VLU Production Agreement (the "Agreement") is made as of September 6, 1996 (the "Effective Date") by and between Tadiran Ltd., a company duly organized and existing under the laws of Israel, through its Telematics Division ("Seller" or "Tadiran"), and Teletrac Inc., a corporation registered in Delaware ("Buyer" or "Teletrac") (jointly - the "Parties").


                        THE PARTIES THEREFORE AGREE AS FOLLOWS


1.  AGREEMENT TO PURCHASE AND SELL

    Within the term of this Agreement (two years from the date hereof), Buyer shall purchase from Seller, and Seller shall sell to Buyer [****] [****] Vehicle Location Units ("VLUs"). The Parties hereby acknowledge that [****] [****] VLUs ordered on February 26, 1996 (purchase order number [****]) ("the [****] Order") is included in the above [****] VLUs and this Agreement shall apply to the [****] VLUs in full, including the [****] Order. Within 7 days hereof Teletrac shall issue a purchase order for the additional [****] ([****]) VLUS.

           [****Omitted and Filed Separately With the Commission Pursuant to a Request for Confidential Treatment.]


2.  UNIT SPECIFICATIONS AND CHANGES

2.1 The VLUs shall fully comply with the VLU technical specifications, as set forth in Exhibit "A" attached hereto (the "Specifications").


2.2 Subject to provisions of Section 15 below, the Parties may negotiate changes to the specifications which shall be implemented in a manner that will not interrupt the then current production of VLUs. The Parties shall determine by mutual consent the corresponding adjustment in prices and the delivery schedule, and this Agreement shall be modified in writing accordingly.


3.  PURCHASE PRICE/PAYMENT TERMS


3.1 The basic purchase price for each VLU shall be US $ [****] ([****]) per unit for the [****] Order and US $[****] ([****] US Dollars and [****] cents) per unit, exclusive of G.S.P., for the remaining [****] VLUs (respectively - the "Purchase Price"). Should the G.S.P. apply during the term of this Agreement, the cost of the G.S.P. shall be added to the Purchase Price. During the term of this Agreement, from time to time, Seller shall use its best efforts to reduce the costs that were the basis of its initial determination of US $[****] as the appropriate purchase price

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           [****Omitted and Filed Separately With the Commission Pursuant
                     to a Request for Confidential Treatment.]


    and shall pass through to Teletrac any such cost reductions, as it achieves. This undertaking does not constitute the grant to Teletrac of a right to audit Tadiran's books, records or financial statements.


3.2 Subject to the provisions of Section 4 below, The Basic Price includes freight, handling, insurance, and other delivery costs (all as of the Effective Date and shall be adjusted accordingly upon any change in the above), predicated upon the Seller's shipment to Garden Grove, California ("Buyer's Facility") or any other single facility in the United States provided that the Buyer shall pay the difference in additional delivery costs from Buyer's Facility to the final destination.


3.3 The invoice of VLUs shall contain, at a minimum, the purchase price in US dollars, purchase order number, invoice date, quantity, description, invoice number, reference to this Agreement, ship to name and address, bill to name and address, emit to name and address and method and name of carrier.


3.4 TERMS OF PAYMENT. Terms for the payment of the Purchase Price are as defined in Exhibit "B" attached hereto.

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                     to a Request for Confidential Treatment.]


4.  DELIVERY TERMS

4.1 DELIVERY SCHEDULE. Seller shall ship the VLUs to Buyer according to the delivery schedule attached as Exhibit "C" (the "Delivery Schedule"). The monthly delivery rate (as set forth in Exhibit "C" or amended by the Parties) may be increased by up to [****]% or decreased by up to [****]% by means of a 60 days prior written notice. In no event shall the monthly delivery rate be increased in excess of 20,000 VLUs or decreased below [****] VLUs.


4.2 DELIVERY POINT. All VLUs shall be delivered by Seller FOB Seller's facilities in Holon, Israel or a facility of any of Seller's subcontractors (not necessarily in Israel). Title and risk of loss shall pass from Seller to Buyer at Seller's facilities or subcontractors' facility.


4.3 SHIPMENT POINT. Upon request by Buyer, Seller shall arrange for and pay the cost of packaging, insurance and freight to Buyer's Facility. US federal, state and local taxes shall be the responsibility of Buyer.


4.4 METHOD OF SHIPMENT. Method of shipment and selection of carrier is to be determined by Seller. Seller agrees to ship VLUs by methods that support the Delivery Schedule as specified herein. If Seller is late in expected delivery date, Seller shall use and pay for the most expeditious

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           [****Omitted and Filed Separately With the Commission Pursuant
                     to a Request for Confidential Treatment.]


    shipment means. Seller shall, at its sole expense, provide for all crating, packaging and packing in shipping containers that are designed to provide adequate protection for the VLUs during shipment. Buyer shall incur all additional costs, of in-bound freight when, at Buyer's request, VLUs are expedited. Seller shall use reasonable efforts to comply with such requests.


4.5 TAXES. All prices are inclusive of all present export duties (including brokerage fees) and all Seller's corporate income taxes, duties, tariffs, fees, levies, charges, federal, state and local sales taxes and other compulsory payments arising out of or in connection with any such sale or order, if payable under the laws in force in Israel, including any Israeli governmental agency operating under the authority of such laws shall be paid by Seller.


4.6 All claims for shortages in the number of VLUs which have been delivered to Teletrac shall be made to Tadiran within 60 days of the actual delivery of the VLUs to Teletrac.


5.  REQUEST FOR DEVIATIONS

    The Parties may request reasonable deviations from the Specifications in writing. Requests for deviations must clearly identify the following: description of the deviation; reference the individual Specification being deviat-

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           [****Omitted and Filed Separately With the Commission Pursuant
                     to a Request for Confidential Treatment.]


    ed; term of deviation, i.e. temporary or permanent; number of VLUs affected; Effective Date; effect of deviation on any other technical or performance Specification, including whether, following the deviation, the Unit remains within the applicable margin or tolerance; anticipated delay, if any, in Delivery Schedule due to deviation; and reason for deviation. Deviations may be made only if a written addendum describing the deviations (including the change, if any, in Delivery Schedule) has been mutually agreed upon and signed by both parties.


6.  WARRANTY

    Seller hereby warrants the VLUs to be in compliance with the Specifications and to be free from defects in materials and workmanship for the shorter of: (a) three years from the date of delivery to Buyer or (b) two years from the date the VLUs have been delivered by Buyer to third party. The crystal to be in full compliance with the Specifications and to be free from defects in materials and workmanship for the period of five years from the date of receipt at Buyer's Facility. The warranty periods defined above shall be referred to as the Warranty Period. Seller shall have the option of either repairing or replacing VLUs found to be defective during the Warranty Period. Time to repair or replace shall not exceed 90 days from the date of actual



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           [****Omitted and Filed Separately With the Commission Pursuant
                     to a Request for Confidential Treatment.]


    delivery of the item to Seller's facility. Seller also warrants the merchantability and fitness for use within the Specifications of the VLUs. Following the expiration of the Warranty Period, Seller shall be obligated to provide maintenance support for VLUs for a period of 15 years in accordance with a schedule of parts and labor rates which it shall periodically publish. Seller's schedules for parts and labor rates shall be effective 30 days following the delivery of the schedule.


6.1 Buyer acknowledges that the warranty contained in this Section 6 above shall not apply to damage, deterioration or malfunctions which are caused by:


6.1.1         The improper removal or installation of VLUs.

6.1.2 Accidents, acts of nature, misuse, abuse, negligence, neglect, unauthorized product modification or failure to follow proper instruction procedure.

6.1.3 Repair or attempted repair by any person not authorized by Seller.


6.2 Buyer also acknowledges that Buyer shall be responsible and shall bear all costs and charges related to the deinstallation of defective VLUs and reinstallation of the VLUs, Seller shall bear the cost of shipment of the VLUs from Buyer to Seller and back.



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                     to a Request for Confidential Treatment.]


6.3 THE WARRANTIES CONTAINED IN THIS SECTION 6 ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER ORAL, WRITTEN, OR EXPRESS, IMPLIED OR STATUTORY. SELLER SHALL NOT BE LIABLE FOR ANY BUSINESS EXPENSES, LOSS OF PROFIT, INCONVENIENCE, OR DAMAGE, INCLUDING DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM VLU DEFECTS WHETHER RESULTING FROM BREACH OF WARRANTY OR ANY OTHER LEGAL THEORY. SELLER DISCLAIMS ALL LIABILITY, WHETHER IN CONTRACT, TORT, WARRANTY OR OTHERWISE TO ANY THIRD PARTY OTHER THAN BUYER. NOTWITHSTANDING THE ABOVE, SELLER SHALL REMAIN LIABLE TO BUYER (AND ONLY TO BUYER) UNDER THE ABOVE WARRANTY FOR THE DURATION OF THE WARRANTY PERIOD, DESPITE PASSAGE OF TITLE TO THE VLUs TO ANY THIRD PARTIES.


7.  CONFIDENTIALITY AND PROPRIETARY RIGHTS

    Neither party shall, without the prior written consent of the other party, use (for any purpose other than that contemplated by this Agreement) or disclose or divulge to any third party the terms and conditions of this Agreement or any documents, specifications or information, including technical information, received from the other party under or in connection with this Agreement, provided, however, that Seller may disclose to any third party, including its employees and subcontractors (provided they have executed

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           [****Omitted and Filed Separately With the Commission Pursuant
                     to a Request for Confidential Treatment.]


    an appropriate NDA), in connection with the manufacture of the VLUs, the documents, specifications or information received from Buyer, to the extent that in Seller's reasonable opinion it is necessary for the purposes of this Agreement. Seller shall have the right to disclose any information reasonably necessary to file for patent and other intellectual property rights protection. At all times Seller shall retain exclusive proprietary rights in the VLU (including design, configurations, drawings, specifications, etc.) and nothing herein may be construed as granting any intellectual property rights in the VLU to the Buyer.


8.  USE OF NAME OR TRADEMARKS

    Seller shall print any name or mark requested by Buyer on the VLUs in addition to the name "Tadiran". Buyer shall be liable for an infringement of copyright or trademarks as a result of any name or mark requested by Buyer on the VLUs. If Buyer elects to use another name in addition to the name "Tadiran", Buyer shall give Seller such name or mark to be used on the VLUs at least 90 days prior to the delivery date for such VLUs.

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                     to a Request for Confidential Treatment.]


9.  FORCE MAJEURE

    If performance by Seller of its obligations hereunder is prevented by force majeure, affecting the activities of Seller or any party connected with the sale, manufacture, supply, shipment or delivery of VLUs, including but not limited to, acts of God, flood, typhoon, earthquake, tidal wave, landslide, fire, plague, commotion, strike, labor disturbances, blockade, arrest or restraint of government, requisition of vessel or aircraft, explosion, war, government request, guidance, order or regulation or the boycotting of Israeli goods, or any other unforeseeable causes or circumstances beyond the reasonable control of Seller, then Seller shall not be liable for loss or damage or failure or delay in performing its obligations under this Agreement; provided, however, that Seller promptly fulfills its obligations under this Agreement immediately after such force majeure ceases. Notwithstanding the foregoing, Teletrac may terminate this Agreement, by written notice to Tadiran, if performance by Tadiran is prevented by force majeure for a period of more than 90 days.


10. COMPLIANCE

10.1 COMPLIANCE WITH AGREEMENT. Parties hereby agree to fully cooperate with each other and to sell and buy VLUs which fully comply with the terms, conditions, provisions and

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           [****Omitted and Filed Separately With the Commission Pursuant
                     to a Request for Confidential Treatment.]


    Specifications of this Agreement, including the exhibits attached hereto for price set forth herein to be paid in a timely manner.


10.2 COMPLIANCE WITH LAW. Parties shall be in compliance with (as to their respective roles as manufacturer or operator/seller) and the VLUs shall be in compliance with all federal, state and municipal regulations governing the sale and use of the VLUs. The Parties shall cooperate in obtaining necessary government agency approvals. Seller shall notify Buyer thirty days prior to submission to any governmental agency as to the nature of the submission. Buyer may elect to jointly apply for such agency approval, registration or listing. Buyer shall incur the cost of obtaining and maintaining a requested listing, approval or registration.


10.3 COMPLIANCE WITH PROPRIETARY RIGHTS REQUIREMENTS. Seller shall retain the right to use all technology, know-how, copyright, trademark and patent rights used in producing the VLUs. The Parties agree that Seller shall retain all rights to file for patents on the VLUs or any other protection of intellectual property relating to the VLUs.

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           [****Omitted and Filed Separately With the Commission Pursuant
                     to a Request for Confidential Treatment.]


11. INDEMNIFICATION

11.1 SELLER'S INDEMNIFICATION FOR ACTIONS. Subject to limitations listed below, Seller shall indemnify, defend and hold harmless Buyer from and against all claims, liabilities, obligations, damages, losses, deficiencies, costs, shipping and transportation expenses, payments and expenses (including court costs and reasonable attorney's fees), lawsuits, actions and other proceedings, judgments and awards (collectively, "Claims") (other than Claims due to the fault of Buyer or a failure of the VLU to perform in accordance with the specifications), including, without limitation, Claims of personal injury and death, arising directly out of any act or omission of Seller, under this Agreement, including Claims of product liability. Buyer acknowledges that the coverage of this indemnification does not include patent infringements of the Buyer or any other breach of obligations of Buyer contained in the Specifications. In no event shall Seller be liable for indirect or consequential damages.


11.1.1 Buyer shall give Seller notice of any Claim within 10 business days after Buyer's receipt of such Claim.

11.1.2 Buyer shall empower Seller to conduct the defense of any Claim and shall cooperate fully with such defense.



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         Seller shall have full authority to conduct the defense.

11.1.3 Buyer shall not be entitled to settle a Claim without the express written permission of Seller.

11.1.4 Provided that Seller advances the funds necessary to defend a Claim, Buyer shall be obligated to defend such Claim.


11.2 BUYER'S INDEMNIFICATION FOR ACTIONS. Buyer shall indemnify, defend and hold harmless Seller from and against all Claims (other than Claims due to the fault of Seller), including, without limitation, Claims of personal injury and death, arising, out of any act or omission of Buyer, or Buyer's agents or employees, in connection with this Agreement.


11.2.1 Seller shall give Buyer notice of any Claim within 10 business days after Seller's receipt of such Claim.

11.2.2 Seller shall consult regularly with Buyer in connection with the defense of any Claim.

11.2.3 Seller shall not be entitled to settle a Claim without the express written permission of Buyer.

11.2.4 Provided that Buyer advances the funds necessary to defend a Claim, Seller shall be obligated to defend such Claim.



                                          13
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                     to a Request for Confidential Treatment.]


11.3 PROPRIETARY RIGHTS INDEMNIFICATION. Seller shall indemnify, defend and hold harmless the Buyer from and against any Claims resulting or arising from or in connection with Seller's violation of any third party's trade secrets, proprietary information, trademarks, copyrights or patent rights in connection with services, work or VLUs provided under this Agreement. Buyer shall indemnify, defend and hold harmless the Seller from and against any Claims resulting or arising from or in connection with Buyer's violation of any third party's trade secrets, proprietary information, trademarks, copyrights or patent rights in connection with services, work or VLUs provided under this Agreement.


11.4 PROPRIETARY RIGHTS INDEMNIFICATION. Buyer shall indemnify, defend and hold harmless the Seller from and against any Claims resulting or arising from or in connection with Seller's violation of any third party's trademarks or copyrights in connection with name or mark requested by Buyer pursuant to
     Section 8 above.


11.5 COOPERATION. Each party agrees to promptly notify the other of any Claim and to cooperate fully in the defense thereof or any negotiations related thereto, and neither



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                     to a Request for Confidential Treatment.]


    shall enter into any settlement without the consent of the other party.


12. CONTRACT ADMINISTRATION

    Alan B. Howe ("Howe") or his duly appointed successor shall administer the terms of this Agreement on behalf of Buyer, and Roman Sternberg ("Sternberg") or his duly appointed successor shall administer the terms of this Agreement on behalf of Seller.


13. NOTICES

    Any notice, request or demand required to be made or given hereunder by any party shall be deemed to be duly given or made upon receipt. The notice, request or demand must be sent by air courier or registered or certified airmail, or facsimile to the respective addresses of the parties set forth below, or at such other address as has been given by either party to the other in writing in accordance with the terms of this Agreement.

                        Teletrac Inc.
                        8900 State Line Rd., Suite 500
                        Leawood, Kansas 66206
                        Attention: Alan B. Howe
                        With a copy to: Steven D. Scheiwe

                        Tadiran Ltd., Telematics Division
                        26 Hashoftim Street
                        Holon, 58102 Israel
                        Attention: Roman Sternberg
                        With a copy to: Layla Chertow



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                     to a Request for Confidential Treatment.]


14. TERMINATION

    Each party shall have the right, as set forth below, to terminate this Agreement without prejudice to any rights that it may have, whether under the provisions of this Agreement, in law or in equity or otherwise, upon the occurrence of any of the following events, hereinafter called "Defaults".

    (a) Either party, if the other party defaults in the performance of a material obligation, provided for in this Agreement; or

    (b) Either party, if the other party files a voluntary petition in bankruptcy, files any voluntary petition seeking any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under the present or any future federal or state bankruptcy or insolvency act; fails to remove an involuntary petition for a reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under the present or any future federal or state bankruptcy or insolvency act within 60 days after the filing of such petition, or appoints a trustee, receiver or liquidator of its properties.

         Notwithstanding the above, a corporate reorganization or spin off not under bankruptcy or insolvency proce-



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           [****Omitted and Filed Separately With the Commission Pursuant
                     to a Request for Confidential Treatment.]


         dures shall not be considered a default, unless there is an intention to abandon the business.


    The party claiming a Default shall give written notice of termination to the party alleged to be in Default in accordance with the notice provision set forth in Section 13. The defaulting party shall have 90 business days in which to correct any such Default, and failing such, this Agreement shall terminate. If the defaulting party shall, within ten business days, notify the other party in writing that it disputes the asserted Default, and the matter cannot be resolved by mutual agreement of the parties, the matter shall be submitted to binding mediation as hereinafter provided.


15. DECREASE OF QUANTITIES AND TERMINATION OF PRODUCTION
    Buyer may decrease the total quantity of the VLUs he has undertaken to purchase under Section 1.1 above under the following conditions:


15.1 Buyer must give Seller prior written notice of Buyer's election to decrease the quantities of VLUs to be delivered under this Agreement ("Decrease Notice"). Notwithstanding the above, Buyer may not decrease the [****] Order.



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                     to a Request for Confidential Treatment.]



15.2 Should the consequences of Decrease Notice require any changes in overall delivery schedule, the Parties shall determine a new delivery schedule by mutual consent. In any event the quantities of the VLUs to be supplied after the Decrease Notice shall be more than the quantities scheduled to be supplied within 4 months following the date of the Decrease Notice.

15.3 Buyer shall compensate Seller in the amount of US$[****] per each VLU, canceled in accordance with Sub-sections 15.1 and 15.2 above.


15.4 Buyer may give Seller Decrease Notice of cancellation of all further deliveries, and, in such case, Buyer shall cover the following costs:

         a. [****]% of the total price of the VLUs shipped prior to the Decrease Notice;

         b. [****]% of the total price of the ordered VLUs planned to be shipped during 30 days immediately following the date of the Decrease Notice;

         c. [****]% of the total price of the ordered VLUs planned to be shipped within 30-60 days from the date of the Decrease Notice;




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                     to a Request for Confidential Treatment.]


         d. [****]% of the total price of the ordered VLUs planned to be shipped within 60-90 days from the date of the Decrease Notice;

         e. US$ [****] per each VLU related to the order canceled as a result of this termination of production.

         "Planned to be shipped" shall be interpreted in accordance with the last update of the monthly delivery rate.

         In such case all inventory becomes the property of Buyer, including all parts and partly completed units. Seller shall ship same (at Buyer's expense) to a destination requested by Buyer.


16. BINDING MEDIATION

16.1 If one or more disputes arise between the parties with respect to the obligations and responsibilities of either party under this Agreement, any such dispute shall be resolved in accordance with the process described in this Section 16, provided, however, that if either party determines that provisional relief (e.g. a temporary restraining order or preliminary injunction) is required to provide temporary relief, nothing herein shall prevent the aggrieved party from applying to a court for provisional relief. An application for provisional relief to a court shall not relieve either party of its obligation under this



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                     to a Request for Confidential Treatment.]


    Section 14 and shall not alter the power of the mediator to determine the rights and obligations of the Parties under this Agreement.

16.1.1 Either party may initiate the dispute resolution process by sending a written notice (which the parties hereby agree will automatically toll any applicable statute of limitations) of the alleged dispute and the alleged wrong suffered, to the members of the Dispute Resolution Committee, consisting of the following individuals at Seller and Buyer or their successors, who shall be persons holding positions at a level substantially equivalent to those named ("Dispute Committee"):

              SELLER                        BUYER
              ------                        -----

         General Manager          The Chairman of the Board
         Telematics Division

16.1.2 Upon receipt of any such notice, the Dispute Committee, using all available and relevant resources of their respective companies, shall promptly investigate the facts and circumstances surrounding the disputes and shall meet (either in person or by telephone) to attempt to resolve the dispute. Any resolution reached, either informally or in such a meeting, shall be committed to writing and signed by the Dis-



                                          20
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           [****Omitted and Filed Separately With the Commission Pursuant
                     to a Request for Confidential Treatment.]


         pute Committee and communicated to the appropriate management of the parties for implementation. This resolution shall be conclusive and binding upon the parties.

16.1.3 If a dispute is not resolved by the Dispute Committee, any party may pursue its action as set forth in Section 16.2 below.

16.1.4 Each of the parties specifically acknowledges and agrees that remedies at law for any breach of this Agreement would be inadequate, and that the parties, in addition to any other relief available, shall be entitled to specific performance of all of the provisions of this Agreement.


16.2 Within 5 days after the Dispute Committee has failed to resolve any dispute, the parties shall meet to discuss and agree upon the qualifications which they desire a mediator to possess.

         Any party may suggest one or more candidates to fill the position of mediator.

         The parties shall then attempt to select a mutually acceptable candidate.

16.2.1 Once a candidate has been agreed upon by the parties, the candidate shall be invited to serve as the mediator. If the candidate declines to do so, the parties



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                     to a Request for Confidential Treatment.]


         shall meet or confer again to select another qualified candidate.
         This process shall be repeated until a mediator is selected and agrees to serve. If, however, after 30 days, the parties are unable to agree upon a mediator, the mediator shall be selected by the President of the New York Arbitration Association, whose selection shall be binding upon the parties.

16.2.2 During the selection and mediation processes, each party shall disclose to the other party any circumstances known to it which would create any reasonable doubt about the impartiality or neutrality of an individual who is being considered as a potential mediator or who is serving as the mediator. The candidate or mediator may be asked to explain such circumstances and be required to disclose any information which would constitute grounds for doubt as to the candidate's or the mediator's impartiality or neutrality. If any such circumstances have been disclosed, either before or after the individual's appointment as mediator, the candidate or mediator shall not serve or continue to serve unless both parties agree.

16.2.3 The mediator's compensation rate shall be determined and agreed upon at or prior to the mediator's appointment. The mediator's compensation and all other inci-



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                     to a Request for Confidential Treatment.]


         dental costs incurred during the mediation process will be shared equally by the parties.

16.2.4 The mediator shall be neutral and impartial and shall use the laws of the State of New York to resolve the dispute between the parties.

16.2.5 The mediator shall control the procedural aspects of the mediation. The parties shall cooperate fully with the mediator at all times.

16.2.6 The mediator is free to meet and communicate separately with each party.

16.2.7 The mediator shall, in consultation with the parties, fix the agenda for all meetings.

16.2.8 Each party may be represented by counsel, who shall be authorized to recommend settlement options to their principals.

16.2.9 The mediation process shall be conducted expeditiously and shall be completed in less than 120 days from the date the mediator was selected. Each representative shall make every effort to be available for meetings, and the mediator shall ensure that he is able to devote all the time necessary to quickly and effectively mediate the dispute.

16.2.10 The entire mediation process shall remain confidential. The parties or the mediator shall not disclose



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                     to a Request for Confidential Treatment.]


         information regarding the process, including settlement terms, unless the parties agree otherwise. The mediator may obtain assistance and independent expert advice with the agreement of and at the expense of the parties.

16.2.11 The mediator shall not be liable for any good faith act or omission in connection with his role as mediator.

16.2.12  The mediation shall take place in New York City.

16.2.13  The mediator's decision shall be final and binding upon both parties.


17. NEW YORK LAW

    This Agreement shall be governed by and construed in accordance with the laws of the State of New York as the same or any succeeding provision of law may be in effect from time to time. For the purposes of any dispute between the parties, this Agreement shall be construed as if all parties were resident and doing business in New York. If there are any ambiguities in the Agreement, such ambiguities shall not be construed against either party on the basis of who drafted the documents.



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                     to a Request for Confidential Treatment.]


18. MISCELLANEOUS PROVISIONS

18.1 RELATIONSHIP OF PARTIES. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between The Parties. Neither party shall represent that it is an agent for the other party. Both parties acknowledge that the relationship of Seller and Buyer shall be and at all times remain one of an independent contractor, and so shall represent themselves to third parties. Neither party has the right to bind the other in any manner.

18.2 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective executors, heirs, legal representatives, successors and assigns.


18.3 ASSIGNMENT. Parties shall not assign, transfer or sell any of their rights hereunder to any third party without the prior written permission of the other Party, which permission shall not be unreasonably withheld; provided, however, that Teletrac may assign this agreement, without the permission from Tadiran, as part of sale or transfer of all or substantially all of its assets and business. Notwithstanding the above Tadiran may assign this agreement to its subsidiary created as part of a corporate reorganization, provided Tadiran shall guarantee the performance of such



                                          25
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                     to a Request for Confidential Treatment.]


    subsidiary. No rights hereunder shall devolve by operation of law or otherwise upon any assignee, receiver, liquidator, trustee or other party. The VLUs delivered hereunder shall be manufactured only by Tadiran Ltd., its legitimate assigns or Tadiran LTD's subcontractors.


18.4 NO WAIVER. Failure of either party to insist upon strict performance of any of the terms, conditions, provisions or Specifications within this Agreement (including the exhibits), or the delay in exercising any of its remedies, shall not constitute a waiver of such terms conditions, provisions or Specifications or a waiver of any default thereof nor the remedy of such default.


18.5 SURVIVAL OF OBLIGATIONS. Each party's obligations under this Agreement which, by their nature, would continue beyond termination or expiration of this Agreement, including by way of illustration only and not limitation,
     Section 4 or any Section related to confidentiality, warranty and indemnification, shall survive termination or expiration of this Agreement by either party for any reason.


18.6 ENTIRE AGREEMENT. This Agreement, together with all exhibits hereto, constitute the entire agreement and understanding between the parties as to the subject matter of this Agreement, and supersedes all previous communications,



                                          26
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           [****Omitted and Filed Separately With the Commission Pursuant
                     to a Request for Confidential Treatment.]


    representations or agreements. Any other document issued by Buyer shall be deemed to be issued only for administrative convenience and no term or condition thereof, including any purchase order, shall supersede the terms and conditions of this Agreement.


18.7 REMEDIES. Except as specifically set forth in this Agreement, all remedies available to either party for breach of this Agreement are cumulative, and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.


18.8 HEADINGS. The paragraph headings used in this Agreement are for convenience of reference only, and shall not in any way limit or amplify the terms and provisions hereof, nor enter into the interpretation of this Agreement.


18.9 BINDING AGREEMENT. The persons executing this Agreement on behalf of the parties have been duly and validly authorized to do so, and this Agreement is a valid and binding obligation of the parties.


18.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.



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                     to a Request for Confidential Treatment.]


18.11 SEVERABILITY. If any term of this Agreement shall be unlawful, void or unenforceable, such term shall be deemed omitted to the extent prohibited or invalid, but the remainder of this Agreement shall not be invalidated and shall be given effect as far as possible. If any term hereof is found by a court or arbitrator to be over-broad, such term shall be limited to the extent required to make it enforceable.


18.12 MODIFICATION. This Agreement may not be modified, supplemented or otherwise changed except by a written instrument executed by both parties.


18.13 ATTORNEY'S FEES. If any action or proceeding (judicial or non-judicial) is brought to interpret any term or provisions of this Agreement, the prevailing party shall be entitled to costs and reasonable attorney's fees in addition to any other relief to which it is entitled.





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                     to a Request for Confidential Treatment.]




               IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SIGNED THIS
                AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.



                        TELETRAC INC.

                             By /s/ James A. Queen
                               -----------------------------

                        TADIRAN LTD.

                             By /s/ Eddy Kafry
                               -----------------------------







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           [****Omitted and Filed Separately With the Commission Pursuant
                     to a Request for Confidential Treatment.]




                                    VLU AGREEMENT

                                      EXHIBIT A

                                    SPECIFICATIONS

                                        [****]


            [143 pages omitted and filed separately with the Commission pursuant to a request for confidential treatment]




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                     to a Request for Confidential Treatment.]



                                    VLU AGREEMENT

                                      EXHIBIT B




                                   TERMS OF PAYMENT


1. A combination of a downpayment and a Standby Letter of Credit will be provided.

    [****]

2.  The payment for the delivered VLUs will be made upon shipment.






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                     to a Request for Confidential Treatment.]


                                    VLU AGREEMENT

                                      EXHIBIT C

                                  DELIVERY SCHEDULE


The following is a projected delivery schedule for VLUs:

October 1996                  [****]

November 1996                 [****]

December 1996                 [****]

January 1997                  [****]

February 1997                 [****]

March 1997                    [****]

April 1997                    [****]

May 1997                      [****]

June 1997                     [****]

July 1997 until completion    [****]


A final "Baseline Schedule" will be summarized not later than October 10, 1996. In any event, the minimum quantities to be delivered will be as follows:

October 1996                  [****]

November 1996                 [****]

December 1996                 [****]

January 1997                  [****]

February 1997                 [****]

March 1997                    [****]

April 1997                    [****]

May 1997                      [****]


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                     to a Request for Confidential Treatment.]




June 1997                     [****]

July 1997 until completion    [****]







                                          33